Oppenheimer Master Inflation Protected Securities Fund, LLC
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Restated Investment Advisory Agreement follows:

1.
Post-Effective Amendment No. 4 to the Registration Statement of Oppenheimer Master Inflation Protected Securities Fund, LLC, (the “Registrant”), filed with the Securities and Exchange Commission on May 30, 2013 (Accession Number 0000728889-13-000799), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

•	Restated Investment Advisory Agreement dated 1/1/13.

•	Investment Subadvisory Agreement dated 1/1/13.